Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, nominal value 0.005 pence per share, of Midatech Pharma PLC, a company organized under the laws of England and Wales, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, each of the undersigned hereby executes this Joint Filing Agreement as of April 4, 2019.

CHINA MEDICAL SYSTEM HOLDINGS LIMITED

By: /s/ Dr. Lam Kong
Name:	Dr. Lam Kong
Title:	Chief Executive Officer & President

CMS MEDICAL VENTURE INVESTMENTS (HK) LIMITED

By: /s/ Dr. Lam Kong
Name:	Dr. Lam Kong
Title:	Director

A&B BROTHER LIMITED

By: /s/ Dr. Lam Kong
Name:	Dr. Lam Kong
Title:	Director

A&B (HK) COMPANY LIMITED

By: /s/ Dr. Lam Kong
Name:	Dr. Lam Kong
Title:	Director

/s/ Dr. Lam Kong
Dr. Lam Kong